Consent of Independent Registered Public Accounting Firm




The Board and Shareholder
RiverSource Retirement Series Trust:
     RiverSource Retirement Plus 2045 Fund


We consent to the use of our report included herein and to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                 /s/ KPMG LLP
                                                 ------------
                                                     KPMG LLP
Minneapolis, Minnesota
April 20, 2006